Exhibit 99.1

Five9 Reports Third Quarter Revenue Growth of 38% to a Record $154.3 Million
51% Growth in LTM Enterprise Subscription Revenue
SAN RAMON, Calif. - November 8, 2021 - Five9, Inc. (NASDAQ:FIVN), a leading provider of cloud contact center software, today reported results for the third quarter ended September 30, 2021.
Third Quarter 2021 Financial Results
•Revenue for the third quarter of 2021 increased 38% to a record $154.3 million, compared to $112.1 million for the third quarter of 2020.
•GAAP gross margin was 56.5% for the third quarter of 2021, compared to 58.5% for the third quarter of 2020.
•Adjusted gross margin was 64.1% for the third quarter of 2021, compared to 65.4% for the third quarter of 2020.
•GAAP net loss for the third quarter of 2021 was $(20.5) million, or $(0.30) per basic share, compared to GAAP net loss of $(11.4) million, or $(0.17) per basic share, for the third quarter of 2020.
•Non-GAAP net income for the third quarter of 2021 was $20.0 million, or $0.28 per diluted share, compared to non-GAAP net income of $18.5 million, or $0.27 per diluted share, for the third quarter of 2020.
•Adjusted EBITDA for the third quarter of 2021 was $27.4 million, or 17.8% of revenue, compared to $24.1 million, or 21.5% of revenue, for the third quarter of 2020.
•GAAP operating cash flow for the third quarter of 2021 was $(4.8) million, compared to GAAP operating cash flow of $22.8 million for the third quarter of 2020.

“We are pleased to report strong results for the third quarter. Revenue grew 38% year-over-year to a record $154.3 million, which continues to be driven by our Enterprise business, as evidenced by LTM Enterprise subscription revenue which grew by 51% year-over-year. Our performance for the quarter underscores the strength of our platform and the value we deliver to customers seeking to modernize and transform their contact centers. We have differentiated our platform by building a leadership position in AI-driven automation around customer experience and remain confident in the durability of our growth powered by market momentum, continued product innovation, and our go-to-market machine.”

- Rowan Trollope, CEO, Five9
Business Outlook
Five9 provides guidance based on current market conditions and expectations. Five9 emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below, including risks and uncertainties associated with the COVID-19 pandemic.
•For the full year 2021, Five9 expects to report:
•Revenue in the range of $600.5 to $601.5 million.
•Non-GAAP net income per share in the range of $1.09 to $1.10, assuming diluted shares outstanding of approximately 71 million.
•For the fourth quarter of 2021, Five9 expects to report:
•Revenue in the range of $164.5 to $165.5 million.
•Non-GAAP net income per share in the range of $0.36 to $0.37, assuming diluted shares outstanding of approximately 72 million.

With respect to Five9’s guidance as provided above, Five9 has not reconciled its expectations as to non-GAAP net income per share to GAAP net loss per share because stock-based compensation, one-time integration costs, and contingent consideration expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Conference Call Details
Five9 will discuss its third quarter 2021 results today, November 8, 2021, via Zoom webinar at 4:30 p.m. Eastern Time. To access the webinar, please register by clicking here. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K and will be posted to our website, prior to the conference call.
A live webcast and a replay will be available on the Investor Relations section of the Company’s web-site at http://investors.five9.com/.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. We calculate adjusted gross profit and adjusted gross margin by adding back the following items to gross profit: depreciation, intangibles amortization, stock-based compensation, COVID-19 relief bonus for employees and one-time integration costs. We calculate adjusted EBITDA by adding back or removing the following items to or from GAAP net income (loss): depreciation and amortization, stock-based compensation, interest expense, loss on early extinguishment of debt, interest income and other (expense), acquisition-related transaction costs and one-time integration costs, COVID-19 relief bonus for employees, contingent consideration expense and provision for (benefit from) income taxes. We calculate non-GAAP operating income by adding back or removing the following items to or from GAAP operating income (loss): stock-based compensation, intangibles amortization, acquisition-related transaction costs and one-time integration costs, COVID-19 relief bonus for employees and contingent consideration expense. We calculate non-GAAP net income by adding back or removing the following items to or from GAAP net income (loss): stock-based compensation, intangibles amortization, amortization of discount and issuance costs on convertible senior notes, loss on early extinguishment of debt, acquisition-related transaction costs and one-time integration costs, COVID-19 relief bonus for employees, contingent consideration expense and tax benefit of valuation allowance associated with an acquisition. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth herein and attached to this release.

Forward-Looking Statements
This news release contains certain forward-looking statements, including the statements in the quote from our Chief Executive Officer, including statements regarding Five9’s growth prospects, market momentum, product innovation and go-to-market capabilities, and the fourth quarter and full year 2021 financial projections set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Other risks that may cause these forward-looking statements to be inaccurate include, among others: (i) our quarterly and annual results may fluctuate significantly, including as a result of the timing and success of new product and feature introductions by us, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (ii) if we are unable to attract new clients or sell additional services and functionality to our existing clients, our revenue and revenue growth will be harmed; (iii) our recent rapid growth may not be indicative of our future growth, and even if we continue to grow rapidly, we may fail to manage our growth effectively; (iv) failure to adequately retain and expand our sales force will impede our growth; (v) if we fail to manage our technical operations infrastructure, our existing clients may experience service outages, our new clients may experience delays in the deployment of our solution and we could be subject to, among other things, claims for credits or damages; (vi) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully maintain, grow and manage these relationships could harm our business; (vii) we have established, and are continuing to increase, our network of master agents and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (viii) adverse economic conditions may harm our business; (ix) the effects of the COVID-19 pandemic have materially affected how we, our clients and business partners are operating, and the duration and extent to which this will impact our future results of operations and overall financial performance remains uncertain; (x) security breaches and improper access to or disclosure of our data or our clients’ data, or other cyber attacks on our systems, could result in litigation and regulatory risk, harm our reputation and our business; (xi) we may acquire other companies or technologies, or be the target of strategic transactions, or be impacted by transactions by other companies, which could divert our management’s attention, result in additional dilution to our stockholders and otherwise disrupt our operations and harm our operating results; (xii) the markets in which we participate involve numerous competitors and are highly competitive, and if we do not compete effectively, our operating results could be harmed; (xiii) if our existing clients terminate their subscriptions or reduce their subscriptions and related usage, our revenues and gross margins will be harmed and we will be required to spend more money to grow our client base; (xiv) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xv) because a significant percentage of our revenue is derived from existing clients, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (xvi) we rely on third-party telecommunications and internet service providers to provide our clients and their customers with telecommunication services and connectivity to our cloud contact center software and any failure by these service providers to provide reliable services could cause us to lose clients and subject us to claims for credits or damages, among other things; (xvii) we have a history of losses and we may be unable to achieve or sustain profitability; (xviii) the contact center software solutions market is subject to rapid technological change, and we must develop and sell incremental and new products in order to maintain and grow our business; (xix) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xx) failure to comply with laws and regulations could harm our business and our reputation; (xxi) we may not have sufficient cash to service our convertible senior notes and repay such notes, if required, and other risks attendant to our convertible senior notes and increased debt levels; and (xxii) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.

About Five9
Five9 is a leading provider of cloud contact center software for the intelligent contact center space, bringing the power of cloud innovation to customers and facilitating more than seven billion call minutes annually. Five9 provides end-to-end solutions with omnichannel routing, analytics, WFO and AI to increase agent productivity and deliver tangible business results. The Five9 Genius platform is reliable, secure, compliant and scalable; designed to create exceptional personalized customer experiences. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$82,465	$220,372
Marketable investments	332,824	383,171
Accounts receivable, net	60,383	48,731
Prepaid expenses and other current assets	29,814	16,149
Deferred contract acquisition costs, net	29,649	20,695
Total current assets	535,135	689,118
Property and equipment, net	71,444	51,213
Operating lease right-of-use assets	45,778	9,010
Intangible assets, net	42,843	51,684
Goodwill	165,420	165,420
Marketable investments	208,468	42,127
Other assets	5,432	3,236
Deferred contract acquisition costs, net — less current portion	76,386	51,934
Total assets	$1,150,906	$1,063,742
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,330	$17,145
Accrued and other current liabilities	77,905	44,450
Operating lease liabilities	8,849	3,912
Accrued federal fees	242	3,745
Sales tax liabilities	1,839	1,714
Finance lease liabilities	—	612
Deferred revenue	36,887	31,983
Total current liabilities	147,052	103,561
Convertible senior notes	773,353	643,316
Sales tax liabilities — less current portion	872	857
Operating lease liabilities — less current portion	45,144	5,379
Other long-term liabilities	13,415	31,465
Total liabilities	979,836	784,578
Stockholders’ equity:
Common stock	68	67
Additional paid-in capital	395,612	476,941
Accumulated other comprehensive income	225	335
Accumulated deficit	(224,835)	(198,179)
Total stockholders’ equity	171,070	279,164
Total liabilities and stockholders’ equity	$1,150,906	$1,063,742

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Revenue	$154,328	$112,143	$435,992	$307,023
Cost of revenue	67,137	46,561	191,335	129,051
Gross profit	87,191	65,582	244,657	177,972
Operating expenses:
Research and development	29,680	17,674	76,449	50,071
Sales and marketing	49,712	32,969	140,535	95,360
General and administrative	26,790	16,724	71,944	47,511
Total operating expenses	106,182	67,367	288,928	192,942
Loss from operations	(18,991)	(1,785)	(44,271)	(14,970)
Other (expense) income, net:
Interest expense	(1,947)	(9,649)	(6,003)	(18,867)
Loss on early extinguishment of debt	—	(283)	—	(6,077)
Interest income and other (expense)	213	632	35	2,533
Total other (expense) income, net	(1,734)	(9,300)	(5,968)	(22,411)
Loss before income taxes	(20,725)	(11,085)	(50,239)	(37,381)
(Benefit from) provision for income taxes	(188)	346	(840)	(2,461)
Net loss	$(20,537)	$(11,431)	$(49,399)	$(34,920)
Net loss per share:
Basic and diluted	$(0.30)	$(0.17)	$(0.73)	$(0.55)
Shares used in computing net loss per share:
Basic and diluted	67,800	65,460	67,278	63,490

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30, 2021	September 30, 2020
Cash flows from operating activities:
Net loss	$(49,399)	$(34,920)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	28,194	17,750
Amortization of operating lease right-of-use assets	6,445	4,227
Amortization of deferred contract acquisition costs	18,358	11,632
Amortization of premium on marketable investments	5,114	1,819
Provision for doubtful accounts	502	578
Stock-based compensation	73,204	47,871
Loss on early extinguishment of debt	—	6,077
Amortization of discount and issuance costs on convertible senior notes (1)	2,960	17,204
Change in fair of value of contingent consideration	5,260	—
Tax benefit of valuation allowance associated with an acquisition	—	(2,910)
Other	211	73
Changes in operating assets and liabilities:
Accounts receivable	(12,181)	(5,306)
Prepaid expenses and other current assets	(13,665)	(5,445)
Deferred contract acquisition costs	(51,765)	(29,977)
Other assets	(2,196)	(2,074)
Accounts payable	5,319	2,667
Accrued and other current liabilities	20,528	13,528
Accrued federal fees and sales tax liability	(3,363)	16
Deferred revenue	4,006	5,246
Other liabilities	(17,183)	(66)
Net cash provided by operating activities	20,349	47,990
Cash flows from investing activities:
Purchases of marketable investments	(543,544)	(507,046)
Proceeds from sales of marketable investments	2,369	1,899
Proceeds from maturities of marketable investments	419,922	266,308
Purchases of property and equipment	(28,478)	(20,412)
Cash paid to acquire Virtual Observer	—	(28,313)
Cash paid to acquire substantially all of the assets of Whendu	—	(100)
Net cash used in investing activities	(149,731)	(287,664)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	—	728,812
Payments for capped call transactions	—	(90,448)
Repurchase of a portion of 2023 convertible senior notes, net of costs	(18,870)	(186,465)
Proceeds from exercise of common stock options	6,029	8,928
Proceeds from sale of common stock under ESPP	8,128	5,666
Payment of holdback related to the Virtual Observer acquisition	(3,200)	—
Payments of finance leases	(612)	(3,028)
Net cash (used in) provided by financing activities	(8,525)	463,465
Net (decrease) increase in cash and cash equivalents	(137,907)	223,791
Cash and cash equivalents:
Beginning of period	220,372	77,976
End of period	$82,465	$301,767

(1)During the first quarter of 2021, the Company early adopted ASU 2020-06 which resulted in the elimination of amortization of discount on the convertible senior notes from January 1, 2021.

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

GAAP gross profit	$87,191	$65,582	$244,657	$177,972
GAAP gross margin	56.5%	58.5%	56.1%	58.0%
Non-GAAP adjustments:
Depreciation	4,711	3,433	13,729	9,665
Intangibles amortization	2,947	1,738	8,841	4,566
Stock-based compensation	3,994	2,603	10,880	7,091
COVID-19 relief bonus for employees	—	—	—	618
One-time integration costs	37	—	69	—
Adjusted gross profit	$98,880	$73,356	$278,176	$199,912
Adjusted gross margin	64.1%	65.4%	63.8%	65.1%

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

GAAP net loss	$(20,537)	$(11,431)	$(49,399)	$(34,920)
Non-GAAP adjustments:
Depreciation and amortization	9,780	6,537	28,194	17,750
Stock-based compensation	27,395	17,286	73,204	47,871
Interest expense	1,947	9,649	6,003	18,867
Loss on early extinguishment of debt	—	283	—	6,077
Interest (income) and other expense	(213)	(632)	(35)	(2,533)
Acquisition-related transaction costs and one-time integration costs	9,158	2,030	11,225	3,996
COVID-19 relief bonus for employees	—	—	—	1,817
Contingent consideration expense	60	—	5,260	—
(Benefit from) provision for income taxes	(188)	346	(840)	(2,461)
Adjusted EBITDA	$27,402	$24,068	$73,612	$56,464
Adjusted EBITDA as % of revenue	17.8%	21.5%	16.9%	18.4%

FIVE9, INC.
RECONCILIATION OF GAAP OPERATING LOSS TO NON-GAAP OPERATING INCOME
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Loss from operations	$(18,991)	$(1,785)	$(44,271)	$(14,970)
Non-GAAP adjustments:
Stock-based compensation	27,395	17,286	73,204	47,871
Intangibles amortization	2,947	1,738	8,841	4,566
Acquisition-related transaction costs and one-time integration costs	9,158	2,030	11,225	3,996
COVID-19 relief bonus for employees	—	—	—	1,817
Contingent consideration expense	60	—	5,260	—
Non-GAAP operating income	$20,569	$19,269	$54,259	$43,280

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

GAAP net loss	$(20,537)	$(11,431)	$(49,399)	$(34,920)
Non-GAAP adjustments:
Stock-based compensation	27,395	17,286	73,204	47,871
Intangibles amortization	2,947	1,738	8,841	4,566
Amortization of discount and issuance costs on convertible senior notes (1)	1,001	8,633	2,960	17,204
Loss on early extinguishment of debt	—	283	—	6,077
Acquisition-related transaction costs and one-time integration costs	9,158	2,030	11,225	3,996
COVID-19 relief bonus for employees	—	—	—	1,817
Contingent consideration expense	60	—	5,260	—
Tax benefit of valuation allowance associated with an acquisition	—	—	—	(2,910)
Non-GAAP net income	$20,024	$18,539	$52,091	$43,701
GAAP net loss per share:
Basic and diluted	$(0.30)	$(0.17)	$(0.73)	$(0.55)
Non-GAAP net income per share:
Basic	$0.30	$0.28	$0.77	$0.69
Diluted	$0.28	$0.27	$0.74	$0.65
Shares used in computing GAAP net loss per share:
Basic and diluted	67,800	65,460	67,278	63,490
Shares used in computing non-GAAP net income per share:
Basic	67,800	65,460	67,278	63,490
Diluted	71,102	69,605	70,781	67,214

(1)During the first quarter of 2021, the Company early adopted ASU 2020-06 which resulted in the elimination of amortization of discount on the convertible senior notes from January 1, 2021.

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2021			September 30, 2020
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$3,994	$4,711	$2,947	$2,603	$3,433	$1,738
Research and development	9,101	1,004	—	3,876	512	—
Sales and marketing	8,304	1	—	5,427	1	—
General and administrative	5,996	1,117	—	5,380	853	—
Total	$27,395	$6,833	$2,947	$17,286	$4,799	$1,738

	Nine Months Ended
	September 30, 2021			September 30, 2020
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$10,880	$13,729	$8,841	$7,091	$9,665	$4,566
Research and development	20,016	2,329	—	10,368	1,476	—
Sales and marketing	23,282	3	—	14,798	3	—
General and administrative	19,026	3,292	—	15,614	2,040	—
Total	$73,204	$19,353	$8,841	$47,871	$13,184	$4,566

Investor Relations Contacts:

Five9, Inc.
Barry Zwarenstein
Chief Financial Officer
925-201-2000 ext. 5959
IR@five9.com

The Blueshirt Group for Five9, Inc.
Lisa Laukkanen
415-217-4967
Lisa@blueshirtgroup.com

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